EXHIBIT 32.1

Section 1350 Certification

In connection with the Quarterly Report on Form 10-Q of InnerScope Hearing Technologies, Inc. (the "Company") for the quarterly period ended September 30, 2020, as filed with the Securities and Exchange Commission (the "Report"), I, Matthew Moore, Chief Executive Officer, and Kimberly Moore, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 20, 2023	/s/ Matthew Moore
Matthew Moore, Chief Executive Officer

Date: February 20, 2023	/s/ Kimberly Moore
Kimberly Moore, Chief Financial Officer

This certification accompanies this Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.